UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2020 (May 1, 2020)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2020, the board of directors of Teladoc Health, Inc. (the “Company”) adopted a senior leader severance plan (the “Plan”) under which certain employees of the Company and its subsidiaries who are not otherwise entitled to any severance pay or benefits or prior notice of employment termination (or pay in lieu of such prior notice) under any binding contract or agreement with the Company or any of its subsidiaries (each, an “Eligible Employee”), including Mr. Gabriel Cappucci, Senior Vice President, Chief Accounting Officer and Controller of the Company, are eligible for payments and benefits in connection with a qualifying termination of employment.

Under the Plan, in the event an Eligible Employee is terminated by the Company for “Good Reason” (as defined in the Plan) or due to the elimination by the Company of such Eligible Employee’s job position (excluding a termination of employment due to death or disability or for “Cause” (as defined in the Plan), in each case, other than within 12 months following a “Change in Control” (as defined in the Plan) of the Company, such Eligible Employee will be eligible to receive (i) up to 26 weeks of continued base salary, (ii) any earned but unpaid annual bonus for the year prior to such Eligible Employee’s termination and (iii) up to 26 weeks of continued health insurance premiums.

The Plan further provides that, in the event an Eligible Employee resigns for Good Reason or is terminated by the Company or its subsidiaries for any reason other than for death, disability or Cause, in each case, within 12 months following a Change in Control of the Company, such Eligible Employee will be eligible to receive (i) six months of continued base salary, (ii) an additional lump-sum cash payment equal to 50% of such Eligible Employee’s target annual bonus, (iii) any earned but unpaid annual bonus for the year prior to such Eligible Employee’s termination, (iv) up to six months of continued health insurance premiums; and (v) vesting of all of such Eligible Employee’s unvested equity and equity-based awards under any of the Company’s equity compensation programs subject to service-based vesting, with any performance-based awards remaining eligible to vest to the extent the performance conditions are thereafter satisfied.

Any Eligible Employee’s receipt of severance payments and benefits is subject to such Eligible Employee’s timely execution and delivery of a release of claims against the Company. Furthermore, in the event that the Company or any subsidiary is obligated by law to pay severance pay, a termination indemnity, notice pay or the like, or if the Company or any subsidiary is obligated by law to provide advance notice of separation (a “Notice Period”), then any severance pay payable under the Plan shall be reduced (including to zero) by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period. The board of directors of the Company has reserved the right to modify or terminate the Plan at any time, except that the Plan may not be amended or modified during the one-year period following a Change in Control, the Plan may not be terminated and the Plan may not be amended if the amendment would in any manner be adverse to the interests of an Eligible Employee.

The foregoing description of the Plan does not purport to be complete and is subject to and qualified in its entirety by the full text of such Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Teladoc Health, Inc. Senior Leader Severance Plan, dated May 1, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC HEALTH, INC.
Date:	May 7, 2020
		By:	/s/ Adam C. Vandervoort

		Name:	Adam C. Vandervoort
		Title:	Chief Legal Officer and Secretary

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